Exhibit 4.1

Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT NOTICE
ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP 21870Q 204

CORESITE REALTY CORPORATION

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen** is the owner of **Zero (0)** fully paid and nonassessable shares of 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of

CoreSite Realty Corporation

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED:

Countersigned and Registered:
Transfer Agent	(SEAL)
and Registrar	Chief Executive Officer

By:
Authorized Signature	Secretary

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Corporation at its principal office.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation; (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation; (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Sections 856(h)(1)(B) and 856(h)(3) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons as determined under the principles of Section 856(a)(5) of the Code, and (v) no Person shall Constructively Own shares of Capital Stock to the extent such Constructive Ownership would cause the Corporation to Constructively Own 10% or more of the ownership interests of a tenant or licensee of the real property of the Corporation (or any partnership, limited liability company or other flow-through entity owned, directly or indirectly, by the Corporation) within the meaning of Section 856(d)(2)(B) of the Code. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby, together with any dividends or distributions thereon will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

The shares of Series A Preferred Stock represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Series A Preferred Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Series A Preferred Stock of the Corporation and and (ii) no Person shall Beneficially Own or Constructively Own shares of the Corporation’s Series A Preferred Stock which, taking into account the shares of the Common Stock into which it is convertible and any other stock of the Corporation Beneficially Owned or Constructively Owned by such Person, would result in the Person owning shares of the Common Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of the Common Stock.  Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Series A Preferred Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Series A Preferred Stock represented hereby, together with any dividends or distributions thereon will be automatically transferred to a Series A Trustee of a Series A Trust for the benefit of one or more Series A Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Series A Preferred Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT - as tenants by the entireties	(Custodian)	(Minor)
JT TEN - as joint tenants with right of	Under the Uniform Gifts to Minors Act of
survivorship and not as tenants in common	(State)

FOR VALUE RECEIVED,                         HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(NAME & ADDRESS, INCLUDING ZIP CODE & SS# OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

               (           ) shares of stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY OTHER CHANGE.